EXHIBIT 21.1
MAVERICK MINERALS CORPORATION
LIST OF WHOLLY OWNED SUBSIDIARIES

Name of Subsidiary	Incorporation Jurisdiction	Percentage Owned
Eskota Energy Corporation	Texas	100%